Exhibit 10.52

(exchange.doc)
                               EXCHANGE AGREEMENT

This Agreement (the "Agreement") for the exchange of the properties listed on Exhibit "A," attached hereto, (the "Properties") is entered into on March 6, 1998 (herein called the "Contract Date") by and between ENERGY ASSET MANAGEMENT COMPANY, L.L.C. (EAMC), an Arkansas limited liability company, wholse address is P.O. Box 1714, El Dorado, Arkansas 71731 and SABA ENERGY OF TEXAS, INCORPORATED
(SABA), a Texas Corporation whose address is 1603 SE 19th Street, Suite 203, Edmond, Oklahoma 73013 and SABA PETROLEUM COMPANY (SPC), a California
Corporation whose address is 3201 Airpark Drive, Suite 201, Santa Maria, California 93455. Pursuant to the following terms and conditions, EAMC shall convey to SABA all of EAMC's right, title and interest in and to the Properties in exchange for Two Hundred Thousand (200,000) shares of Common Stock of SPC, which stock is traded on the American Stock Exchange under the Symbol SAB.

     1. Effective Date and Time of Sale and Purchase Agreement. Unless otherwise agreed to in writing by EAMC and SABA, the effective date and time ("Effective Date") of this exchange of Properties is January 1, 1998 at 7:00 A.M.C.S.T.
2. Closing. Upon satisfaction of all the terms and conditions contained herein, EAMC and SABA shall close this exchange on March 6, 1998 (the "Closing Date") unless otherwise agreed to by both parties in writing. Closing shall take place at SABA's office, or via mail and facsimile. A one time extension to the closing date of no more than 10 days shall not be unreasonably withheld, if requested in writing. At closing, the following shall occur:

     a. EAMC, SABA and SPC shall provide an executed original of this agreement, each to the other.

     b. EAMC and SABA shall execute additional documents, as reasonably required by SABA for the transfer of assets, or Partnership interests.

     c. SPC shall tender one certificate for 200,000 shares of common stock, free of all restrictions, except as otherwise provided in Article 4g hereinbelow, to EAMC.

     d. SABA shall produce a final closing statement setting forth the final cash amount due SABA as of the agreed closing and effective dates. In the event there is a material difference (defined as $50,000) between $2,615,000.00 and the actual amount due SABA, then SABA shall pay to EAMC (or EAMC shall pay to SABA) within 45 days of closing the cash difference, less $50,000.

3. Exchange. This is an exchange of equity interest in the properties for common stock in SPC. The number of shares of stock set forth in Article 2c shall constitute the adjusted number of shares with no further increase, or reduction in the number of shares exchanged pursuant to this Agreement, except as provided in Article 6b hereinbelow. There shall be no post-closing adjustments between the parties, except as provided in Article 6b hereinbelow. Adjustments made at closing pursuant to Article 2d are inclusive of the following considerations: i) The unpaid balance owed by EAMC for principal and interest payments per prior acquisition agreements, participation agreements and financing agreements through the date of closing; ii) The unpaid balance owed by EAMC for operating expenses and capital expenditures incurred prior to the effective date; iii) Unpaid Partnership obligations; iv) Revenue paid to EAMC for post effective date occurences; v) EAMC's share of escrow accounts; vi) EAMC's net share of value for oil in the tanks as of the effective date; vii) Any other accounts jointly held between EAMC and SABA, or SPC.

4. Representations with Respect to the Common Stock. EAMC represents to SPC that:
         a. Investment Purpose. As of the date hereof, EAMC is acquiring the Common Stock for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

          b.   Accredited Investor Status.  EAMC is an "accredited  investor" as
               that  term  is  defined  in  Rule  501  (a)  of   Regulation   D.
               -------------------------------------

         c. Reliance on Exemptions. EAMC understands that the Common Stock are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that SABA and SPC are relying upon the truth and accuracy of, and EAMC's compliance with, the representations, agreements, acknowledgments and understandings of EAMC set forth herein in order to determine the availability of such exemptions and the eligibility of the EAMC to acquire the Common Stock.

         d. Information. EAMC and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of SPC and the Common Stock which have been requested by EAMC or its advisors. EAMC and its advisors, if any, have been afforded the opportunity to ask questions of SPC and have received what EAMC believes to be satisfactory answers to any such inquires. EAMC understands that its investment in the Common Stock involves a significant degree of risk.

          e. Governmental Review. EAMC understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the ------------------------------- Common Stock.

         f. Transfer or Resale. EAMC understands that (i) the Common Stock has not been registered under the Securities Act of 1933 or any applicable state securities laws, and may not be transferred unless (a) subsequently included in an effective registration statement thereunder, or (b) EAMC shall have delivered to SPC an opinion of counsel (which opinion shall be reasonably acceptable to SPC) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold or transferred to an "affiliate" (as defined under Rule 144) or EAMC, or (d) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule); (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither SPC nor any other person is under any obligation to register such Common Stock under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than as set forth in the agreement).

          g.   Legends.  EAMC understands that the Common Stock, until such time
               as  it  shall  have  been  registered   under  the  1933  Act  as
               contemplated   herein,   may  bear  a   restrictive   legend   in
               substantially   the   following   -------------   form   (and   a
               stop-transfer  order  may  be  placed  against  transfer  of  the certificates for such securities):
         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said
Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to SPC, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

5. Certain Agreements to Register. SPC will file a registration statement with the Securities and Exchange Commission within sixty (60) days of the closing of the transaction contemplated hereby, covering the sale of the Common Stock by EAMC. SPC will use its best efforts to cause the Securities and Exchange Commission to accept the registration statement. EAMC will, as a condition to the filing and the effectiveness of such registration statement, furnish SPC with such information concerning EAMC's intention to sell the Common Stock as SPC may reasonably request for inclusion in the registration statement and will indemnify and hold each of SABA and SPC harmless from and against any loss or liability (including reasonable attorneys fees and fees of experts) arising out of any claim that such information is incorrect in any material respect.

6 Organization and Authority Relative to this Agreement.
     a. EAMC is a limited liability corporation, duly organized, validly existing and in good standing as a domestic corporation under the laws of the State of Arkansas and has full power and authority to enter into, deliver and perform this Agreement and to consummate the transaction contemplated hereby. The execution and delivery of this Agreement by EAMC and the consummation by EAMC of the transaction contemplated hereby have been duly authorized by all requisite action, and no other corporate proceedings on the part of EAMC are necessary to authorize this Agreement or the transaction contemplated hereby. This Agreement has been duly executed and delivered by EAMC and constitutes a legally valid and binding obligation of EAMC, enforceable in accordance with its terms.

     b. Notwithstanding the items listed below, there are no suits, judgements, actions, proceedings, liens, or investigation pending or, to the knowledge of EAMC, threatened, against or affecting EAMC, its respective businesses or any of the Properties, in any court or before or by any governmental or regulatory authority or agency, domestic or foreign, or any arbitration, which could adversely affect the Properties or SABA's use of the same, or the ability of EAMC to perform its obligations under this Agreement, or any instrument to be delivered pursuant hereto.

          1) Docket number 0518643F: Lewis England & Associates, Inc., v. EAMC, L.L.C. in the 24th Judicial District Court of Jefferson Parish, Louisiana.
          2) Investigations by the British Columbia Financial Institutions Commission and the British Columbia Securities Commission of Eron Mortgage Corp., Capital Productions, Inc., Brian Slobogian and Frank Biller.

         EAMC shall indemnify and hold harmless SABA and SPC, its officers, directors and agents, from and against any and all loss, liability, cost and expense (including reasonable costs of investigation and defense) arising out of, or in any way connected with the matters described in 1) or 2) above, which indemnity shall include attorneys fees, the costs of experts and other consultants. Should any claim be asserted against SABA, SPC, or the assets acquired hereunder which arises out of or is connected with either of the aforementioned matters, EAMC shall, upon request, advance to, or for the account of SABA and SPC, the costs of investigating and defending said claim. Until each of said matters is resolved to the satisfaction of and without expense to SABA and SPC, SPC shall withhold 10,000 shares of the commons stock, which shall be held to secure payment sums which may become due SABA and SPC hereunder. Subject to mutual consent, which will not be unreasonably withheld by either party, SPC is authorized to cancel from time to time the number of shares as may be required to indemnify SABA and SPC under this paragraph. Shares cancelled shall be deemed to have been reacquired by SPC at the average bid price for the common stock during the five trading days preceding the date of cancellation. The foregoing right shall not constitute a limitation on the indemnity contained in this paragraph.

         Until such time as item number 1 above is dismissed, or upon written agreement by both parties, SPC shall reserve 10,000 shares from the exchange described in Article 3 hereinabove.

     c. SABA is a corporation, is duly organized, validly existing and in good standing as a corporation under the laws of the State of Texas and has full corporate power and authority to enter into, deliver and perform this Agreement and to consummate the transaction contemplated hereby; the execution and delivery of this Agreement by SABA and the consummation by SABA of the transaction contemplated hereby have been duly authorized by all requisite action and no other corporate proceedings on the part of SABA are necessary to authorize this Agreement and the transaction contemplated hereby. This agreement has been duly executed and delivered by SABA and constitutes a legally valid and binding obligation of SABA, enforceable in accordance with its terms.

     d. SPC is a corporation, is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and has full corporate power and authority to enter into, deliver and perform this Agreement and to consummate the transaction contemplated hereby; the execution and delivery of this Agreement by SPC and the consummation by SPC of the transaction contemplated hereby have been duly authorized by all requisite action and no other corporate proceedings on the part of SPC are necessary to authorize this Agreement and the transaction contemplated hereby. This agreement has been duly executed and delivered by SPC and constitutes a legally valid and binding obligation of SPC, enforceable in accordance with its terms.

     e. There are no suits, judgements, actions, proceedings, liens, or investigation pending, or to the knowledge of SABA, or SPC, threatened, against or affecting SABA, or SPC, its respective businesses or any of the Properties, in any court or before or by any governmental or regulatory authority or agency, domestic or foreign, or any arbitration, which could adversely the ability of SABA, or SPC to perform its obligations under this Agreement, or any instrument to be delivered pursuant hereto.

7. Other Documents and Contracts. This Agreement will be made subject to any and all existing operating agreements, unit agreements, gas purchase or sale contracts, as well as any and all other agreements to which the Properties are subject, including, but not limited to, any applicable farmin agreements. SABA shall assume and be responsible for all obligations accruing under such agreements as of the Effective Date.

     By execution of this Agreement, EAMC and SABA hereby agree to cancel, void, annul, dissolve, disclaim and forever waive the following agreements:

                  That certain agreement dated October 4, 1996 by and between the parties hereto regarding the acquisition of MV Ventures, G.P. and all assets and liabilities associated with MV Ventures, G.P.

                  That certain agreement dated September 5, 1997 by and between the parties hereto regarding the acquisition of the Potash Field from Statoil Exploration (U.S.), Inc.

                  That certain Operating Agreement dated September 2, 1997 by and between the parties regarding the operation of the Potash Field.

     By execution of this Agreement, EAMC hereby sets over, conveys and forever disclaims any interest in, or rights to the following agreements and shall forever waive any remedy available through the following agreements:

     That certain Purchase and Sale Agreement dated October 8, 1996 by and between DuBose Ventures, Inc., Rockbridge Oil & Gas, Inc., Saba Energy of Texas, Incorporated and Energy Asset Management Corporation regarding the sale of MV Ventures, G.P.

                  That certain Partnership Agreement dated November 1, 1995 regarding the creation of MV Ventures, G.P.

         EAMC and SABA shall execute additional documents, either at closing, or at anytime after closing, as reasonably required by SABA, to document the transfer of equity, or Partnership interests. EAMC will cooperate with SABA in perfecting SABA's title.

8. Notices. All communications required or permitted under this Agreement shall be in writing. Any communication or delivery hereunder shall be deemed to have been fully made if actually delivered, sent by facsimile machine, or if mailed by registered or certified mail, postage prepaid, to the applicable address indicated above.

     9. Further Assurances. Each of the parties shall execute acknowledge and deliver to the other such further instruments, and take such other actions as may be reasonably necessary to carry out the provisions of this Agreement.

10. Entire Agreement. This Agreement constitutes the entire understanding between the parties and it may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

     If any provision of this Agreement, or the application thereof to any person or circumstances, shall, to any extent, be held in any proceeding to be invalid or unenforceable, the remainder of this Agreement, and the application of such provisions to persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby, and shall be valid and enforceable to the fullest extend permitted by law, but only if and to the extend such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed herein.

     No party to this Agreement may assign its rights or obligations hereunder without the written consent of all parties hereto. Subject to the foregoing, this Agreement shall be binding upon the parties hereto, their respective successors and assigns, and nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights, or remedies.

11. Venue and Exclusive Jurisdiction. The parties agree that any dispute arising out of or relating to this Agreement, shall be adjudicated solely in the Superior Court for the County of Santa Barbara, or the U.S. District Court for the Southern District of California. Each party consents to the jurisdiction of each such court.

     12. Costs. Except as otherwise agreed upon, each party shall pay its own costs, including fees and expenses of its own counsel and accountants, in connection with this Agreement

     13. Breech of Contract. Any breech of contract, or inability of any party to fulfill the terms of this agreement shall cause this agreement to become null and void and all property, cash and common stock will be restored to the holders of such rights at the time of execution of this Agreement.

14. Term. Except with respect to Article 6, which shall survive for the period of the applicable statute of limitations, this Agreement shall expire upon delivery of the common stock, as agreed in Article 2c, removal of restrictions to the common stock and upon satisfaction of all terms and obligations provided for herein, or mutual agreement.

     15. Counterparts. This Agreement may be executed by SABA, SPC and EAMC in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.


AGREED AND ACCEPTED


WITNESS:                                    ENERGY ASSET MANAGEMENT COMPANY, L.L.C.
-----------------------------------


     ___________________________________   By:   Name:   Robert   M.   Thomasson
     -------------------------------------------------- Title: Vice President


WITNESS:                                    SABA ENERGY OF TEXAS, INCORPORATED

-----------------------------------


___________________________________         By:
                                                              Name:    Bradley T. Katzung
                                                              Title:   President

WITNESS:                                    SABA PETROLEUM COMPANY

-----------------------------------


___________________________________         By:
                                                              Name:    Ilyas Chaudhary
                                                              Title:   President


STATE OF OKLAHOMA          )
                                    )ss
COUNTY OF OKLAHOMA         )

Before me, a Notary Public in and for said County and State, on this 9th day of March, 1998, personally appeared Robert M. Thomasson, to me know to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its Vice President and acknowledged to me that he executed the same of his free and voluntary act and deed and of the free and voluntary act and deed of the corporation, for the uses and purposes therein set forth.

Given under my hand and seal of office the day and year last above written.

                                                --------------------------------
                                                                  Notary Public
My commission expires August 17, 1998




STATE OF OKLAHOMA          )
                                    )ss
COUNTY OF OKLAHOMA         )

Before me, a Notary Public in and for said County and State, on this 9th day of March, 1998, personally appeared Bradley T. Katzung, to me know to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its President and acknowledged to me that he executed the same of his free and voluntary act and deed and of the free and voluntary act and deed of the corporation, for the uses and purposes therein set forth.

Given under my hand and seal of office the day and year last above written.

                                                --------------------------------
                                                                Notary Public
My commission expires August 17, 1998





STATE OF OKLAHOMA          )
                                    )ss
COUNTY OF OKLAHOMA         )

Before me, a Notary Public in and for said County and State, on this 9th day of March, 1998, personally appeared Ilyas Chaudhary, to me know to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its President and acknowledged to me that he executed the same of his free and voluntary act and deed and of the free and voluntary act and deed of the corporation, for the uses and purposes therein set forth.

Given under my hand and seal of office the day and year last above written.

                                                --------------------------------
                                                                  Notary Public
My commission expires August 17, 1998








                                   EXHIBIT "A"

Attached to and made a part of that certain Exchange Agreement dated March 6, 1998, by and between ENERGY ASSET MANAGEMENT COMPANY, L.L.C., SABA ENERGY OF TEXAS, INCORPORATED and SABA PETROLEUM COMPANY


         A) LA001: That certain Lease for Oil, Gas and Other Liquid or Gaseous Minerals dated August 16, 1982, by and between the State Mineral Board of the State of Louisiana (State Lease No. 10394), as Lessor, and James A. Whitson, Jr., as Lessee, filed for record in Entry No. 1027740, Mineral Book 38, Folio 436 of the records of Jefferson Parish, Louisiana; and as amended by that certain Correction of State Mineral Lease No. 10394 dated March 17, 1983, filed for record in Entry No. 83-22790 of the records of Jefferson Parish, Louisiana. [CCHC #171480A]

         B) LA002: That certain Oil and Gas Lease dated May 1, 1982, by and between The Louisiana Land and Exploration Company, as Lessor, and James A. Whitson, Jr., as Lessee, to which a recording memorandum entitled Declaration has been filed for record in Entry No. 1015347, Mineral Book 38, Folio 255 of the records of Jefferson Parish, Louisiana. [CCHC #171480B]

         C) LA003: That certain Lease for Oil, Gas and Other Liquid or Gaseous Minerals dated June 13, 1983, by and between the State Mineral Board of the State of Louisiana (State Lease No. 10808), as Lessor, and Primary Fuels, Inc., as Lessee, filed for record in Mineral Book 39, Folio 576 of the records of Jefferson Parish, Louisiana and in COB Book 571, Folio 664 of the records of Plaquemines Parish, Louisiana [CCHC #171481]

         D) LA004: That certain Oil and Gas Lease dated April 15, 1983, by and between The Louisiana Land and Exploration Company, as Lessor, and James A. Whitson, Jr., as Lessee, to which a recording memorandum entitled Declaration has been filed for record in Entry No. 8318074, Mineral Book 39, Folio 146 of the records of Jefferson Parish, Louisiana and in COB Book 565, Folio 941 of the records of Plaquemines Parish, Louisiana. [CCHC #171482]

         E) LA005: That certain Oil, Gas and Other Hydrocarbon Standard Development Lease dated November 7, 1990, by and between Frederick E. Purcell, et al., as Lessor, and Wm. Bullen, Inc., as Lessee, filed for record in Entry No. 9104193, COB Book 2930, Folio 213 of the records of Jefferson Parish, Louisiana, as amended by that certain Lease Amendment and Extension Agreement dated August 11, 1994 filed for record in Entry NO. 09449744, COB Book 2902, Folio 396 of the records of Jefferson Parish, Louisiana. [CCHC #171634]

         F) LA006: That certain Oil and Gas Lease dated July 1, 1991, by and between The Louisiana Land and Exploration Company, as Lessor, and Corpus Christi Hydrocarbons Company, as Lessee, to which a recording memorandum entitled Declaration has been filed for record in Entry No. 9138700, Mineral Book 119, Folio 323 of the records of Jefferson Parish, Louisiana. [CCHC #171647]

           G) LA016: That certain oil, gas and mineral lease effective November 8, 1928, granted by the Board of Levee Commissions of the Orleans Levee District in favor of Humble Oil & Refining Company, recorded in COB 66, Folio 518, LESS AND EXCEPT land lying within the surface boundaries of the Pengo Petroleum, Inc. Voluntary Unit "B" created by instrument dated effective July 1, 1978, recorded in COB 482, Folio 429, Entry No. 76 containing 132.846 acres, more or less, from the surface down to the stratigraphic equivalent of the base of the TEXT W Sand seen at a depth of 13,500 feet measured depth on the ISF-Sonic Log, Run No. 1, for the Orleans Levee Board B-1 Well, dated November 10, 1975, but not less and except the MIO 10 Sand as found at 9,500 feet to 10,240 feet measured depth on the ISF-Sonic Log, Run No. 1 for the Orleans Levee Board B-1 Well, dated November 10, 1975.

            H.) LA017: That certain oil, gas and mineral lease granted by the State of Louisiana to W. T. Burton, effective January 23, 1936, recorded in COB 81, Folio 4, designated State Lease 335, as to all land covered thereby lying in Townships 17 and 18 South, Range 15 East LESS AND ECEPT (1) lands and depths released therefrom on November 1, 1943, July 30, 1974, February 5, 1986 and September 7, 1989 and (2) all land lying within the surface boundaries of the Pengo Petroleum, Inc. Voluntary Unit "B" created by instrument dated effective July 1, 1978, recorded in COB 482, Folio 429, Entry No. 76, containing 132.846 acres more or less, from the surface to the stratigraphic equivalent of the base of the TEXT W Sand seen at a depth of 13,500 feet measured depth on the ISF-Sonic Log, Run No. 1, for the Orleans Levee Board B-1 Well, dated November 10, 1975, but not less and except the Mio10 Sand as found at 9,500 feet to 10,240 feet measured depth on the ISF-Sonic Log, Run No. 1 for the Orleans Levee Board B-1 Well, dated November 10, 1975.

         I.) LA018: That certain oil, gas and mineral lease dated effective November 21, 1941, granted by the State of Louisiana in favor of Humble Oil & Refining Company, recorded in COB 105, Folio 392, designated State Lease 508, LESS AND EXCEPT (1) forty acres surrounding the State Lease 508 No. 13 Well described as beginning at the point X-2,517,580.06 and Y-307,462.15, then South 36(degree) 36' 35" East 1,320 feet, then south 53(degree) 23' 25" West 1,320 feet, then North 36(degree) 36' 35" West 1,320 feet, then North 53(degree) 23' 25" East 1,320 feet to the point of beginning as to all depths from the surface to 100 feet below the stratigraphic equivalent of the base of the MIO 12F Sand seen at 11,818 feet (log depth) on the electric log for the Humble State Lease 508 No. 5 Well, (2) forty acres surrounding the State Lease 508 No. 15/15-D Wells described as beginning at the point X-2,517,715.00 and Y=307,443.15, then North 60(degree) East 1,320 feet, then South 30(degree) East 1,320 feet, then South 60(degree) West 1,320 feet, then North 30(degree) West 1,320 feet to the point of beginning as to all depths from the surface to 100 feet below the stratigraphic equivalent of the base of the MIO 12F Sand seen at 11,818 feet (log depth) in the State Lease 508 No. 5 Well and (3) all land and depths released therefrom on May 6, 1971, September 9, 1983, September 5, 1991, and July30, 1992.

       J) (LA019) That certain oil, gas and mineral lease effective March 11, 1947 granted by Board of Levee Commissioners of the Orleans Levee District to The Superior Oil Company, recorded in COB 130, Folio 556, LESS AND EXCEPT (1) land and depths released on March 18, 1985, (2) the 160 acres of the lease in Sections 3 and 10, Township 18 South, Range 15 East reserved by The Superior Oil Company from the sublease to Gulf Oil Corporation and Humble Oil & Refining Company on December 2, 1959 (3) land lying within the surface boundaries of the Pengo Petroleum, Inc. Voluntary Unit "B" created by instrument effective July 1, 1978, recorded in COB 482, Folio 429, Entry No. 76, containing
                 132.846 acres from the surface to the stratigraphic equivalent of the base of the TEXT W Sand seen at a depth of 13,500 feet measured depth on the ISF-Sonic Log, Run No. 1, for the Orleans Levee Board B-1 Well, dated November 10, 1975, but not less and except the MIO 10 Sand as found at 9,500 feet to 10,240 feet measured depth on the ISF-Sonic Log, Run No. 1 for the Orleans Levee Board B-1 Well, dated November 10, 1975.


1) Any and all leasehold interests in oil, gas, or other minerals, including working interests, carried working interests, rights of assignment and reassignment, reversionary interests, and other interests under or in oil, gas or mineral leases and interests in rights to explore for and produce oil, gas, and other minerals;


2) Any and all rights and interests in or derived from unit agreements, orders and decisions of state and federal regulatory authorities establishing units, joint operating agreements, enhanced recovery and injection agreements, farmout agreements and farmin agreements, options, drilling agreements, product sales agreements, exploration agreements, assignments of operating rights, working interests, subleases, and any and all other agreements to the extent they pertain to the Assigned Premises (excluding, however, any contracts or agreements that by their own terms are not transferable);

3) Any and all rights-of-way, easements, servitudes and franchises acquired or used in connection with operations for the exploration and production of oil, gas, or other minerals from the Assigned Premises, including those which may be off the Assigned Premises but are attributable to the production and operation of the Assigned Premises;

          4) Any and all permits and licenses of any nature owned, held, or operated in connection with operations for the exploration and production of oil, gas or other minerals, to the extent such permits and licenses are transferable;
          5) Any and all producing, non-producing, shut-in and temporarily abandoned oil and gas wells, salt water disposal wells and water wells.

6) Any and all surface and down-hole equipment, fixtures, related inventory, gathering and treating facilities, production barges, crew boats, pipe, tubing, casing and equipment, used in connection with the properties described in paragraphs 1-5 hereinabove